EV Energy Partners Announces Pricing of Public Offering of Common Units

HOUSTON, TX—(Marketwire – August 11, 2010) - EV Energy Partners, L.P. (NASDAQ: EVEP) today announced that its public offering of 3,000,000 common units was priced at $33.97 per unit to the public. The Partnership expects the delivery to occur on August 16, 2010. In addition, the underwriters have an over-allotment option to purchase up to 450,000 common units.

Assuming no exercise of the over-allotment option, the Partnership expects to receive net proceeds from the offering of approximately $99.4 million, after deducting the underwriting discounts and commissions and estimated offering expenses, and including the Partnership's general partner's proportionate capital contribution.

The Partnership intends to use the net proceeds from the offering, including the proceeds from any exercise of the over-allotment option, to fund part of the purchase price of the recently announced Mid-Continent region acquisition, which is expected to close by the end of September 2010. Pending the use of the proceeds for funding the closing of the Mid-Continent region acquisition (or should such acquisition not be completed, potential future acquisitions), the Partnership intends to use the net proceeds to repay indebtedness under its existing revolving credit facility.

Citi, Raymond James, RBC Capital Markets, Wells Fargo Securities and UBS Investment Bank will act as joint book-running managers of the underwritten offering.  This offering of common units will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus, copies of which may be obtained from:

Citigroup Global Markets Inc.
Attn:  Prospectus Department
Brooklyn Army Terminal
140 58th Street, 8th Floor
Brooklyn, New York  11220
Email:  batprospectusdept@citi.com
Telephone:  (800) 831-9146

Raymond James & Associates, Inc
Attn:  Equity Syndicate
880 Carillon Parkway
St. Petersburg, Florida  33716
Telephone:  (800) 248-8863

RBC Capital Markets Corporation
Attn:  Equity Syndicate
Three World Financial Center
200 Vesey Street, 8th Floor
New York, New York  10281
Telephone:  (877) 822-4089

Wells Fargo Securities, LLC
Attn:  Equity Syndicate Dept.
375 Park Avenue
New York, New York  10152
Email:  equity.syndicate@wellsfargo.com
Telephone:  (800) 326-5897

UBS Securities LLC
Attn:  Prospectus Department
299 Park Avenue
New York, New York  10171
Telephone:  (877) 827-6444 ext. 5613884

An electronic copy of the preliminary prospectus supplement and accompanying base prospectus may also be obtained at no charge at the Securities and Exchange Commission's website at www.sec.gov.

EV Energy Partners, L.P., is a master limited partnership engaged in acquiring, producing and developing oil and gas properties.

(code #: EVEP/G)

The common units are being offered pursuant to an effective registration statement that the Partnership previously filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common units or any other securities, nor shall there be any sale of the common units or any other securities in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities law in such state or jurisdiction.

This press release includes forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements regarding closing of the offering and the use of proceeds of the offering. These statements reflect the Partnership’s expectations or forecasts based on assumptions made by the Partnership. These statements are subject to risks including those relating to market conditions, financial performance and results, prices and demand for natural gas and oil and other important factors that could cause actual results to differ materially from our forward looking statements. There risks are further described in the Partnership’s reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

EV Energy Partners, L.P., Houston
Michael E. Mercer
713-651-1144
http://www.evenergypartners.com